SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2022

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
  Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard.

As previously disclosed, Frederick Muto recently retired from the board of directors (“Board”) of Ionis Pharmaceuticals, Inc. (the “Company”), including as a member of the Company’s audit committee of the Board (the “Audit Committee”).  Mr. Muto’s retirement resulted in a vacancy on the Audit Committee such that until the Company fills the vacancy the Audit Committee will have only two members. The Company expects to appoint a third member to the Audit Committee at its next regularly scheduled Board and Board committee meetings in September 2022.

Until then, the Company is relying on the cure period set forth in NASDAQ Listing Rule 5605(c)(4)(B) and notified NASDAQ of such on July 22, 2022. On July 26, 2022, the Company received a letter from NASDAQ acknowledging that while the Company no longer complies with NASDAQ’s audit committee composition requirements specified in NASDAQ Listing Rule 5605(c)(2)(A), it may rely on the cure period set forth in NASDAQ Listing Rule 5605(c)(4)(B), which allows the Company until the earlier of its next annual shareholders’ meeting or July 15, 2023, to regain compliance with such listing rule. There is no immediate effect on the listing of the Company’s common stock on NASDAQ.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: July 27, 2022	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel